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                                                               EX-99.B10
                                                               Exhibit 24(b)(10)

                                   Law Offices

                      Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000



Direct Dial: (215) 564-8024


                                                March 25, 1998

Voyageur Mutual Funds, Inc.
1818 Market Street
Philadelphia, Pennsylvania 19103


             Re: Legal Opinion-Securities Act of 1933
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Ladies and Gentlemen:

     We have examined the Amended and Restated Articles of Incorporation (the "Articles") of Voyageur Mutual Funds, Inc. (the "Fund"), a series corporation organized under Minnesota law, the By-Laws of the Fund, the resolutions adopted by the Fund's Board of Directors organizing the business of the Fund, and its proposed form of Share Certificates (if any), all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

     The Fund is authorized by the Articles to issue ten trillion (10,000,000,000,000) shares of common stock at a par value of $.01. The Fund issues shares of the Delaware-Voyageur Tax-Free Arizona Fund, Delaware-Voyageur Tax-Free California Fund, Delaware-Voyageur Tax-Free Iowa Fund, Delaware-Voyageur Tax-Free Idaho Fund, Delaware-Voyageur Tax-Free New York Fund, Delaware-Voyageur Tax-Free Wisconsin Fund, Delaware-Voyageur Minnesota High Yield Municipal Bond Fund and National High Yield Municipal Bond Fund. The Articles also empower the Board to designate any additional series or classes and allocate shares to such series or classes.

     The Fund has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Rule 24f-2 under the Investment Company Act.




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You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Minnesota.

     We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.



                                    Very truly yours,

                                    STRADLEY, RONON, STEVENS & YOUNG, LLP



                                    BY:  Mark H. Plafker
                                        ---------------------------
                                         Mark H. Plafker